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                                                                    EXHIBIT 23.6

                CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.


     We consent to the inclusion in this Registration Statement on Form S-4 (the "Form S-4") of our opinion dated January 9, 1996, set forth as Exhibit B to the Form S-4. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             THE ROBINSON-HUMPHREY COMPANY, INC.


Atlanta, Georgia
March 22, 1996